EMPLOYMENT AGREEMENT

THIS AGREEMENT dated for reference the 21 of July, 2008:

BETWEEN:

GRYPHON GOLD CORPORATION
Suite 810-1130 W. Pender St.
Vancouver, BC
Canada V6E 4A4
("**Gryphon**")

AND:

JOHN L. KEY
1178 Chisholm Tr.
Gardnerville, Nevada 89460
United States of America
(the "**Employee**")

WHEREAS:

A. Gryphon is engaged in the Business.

B. Gryphon desires to employ the Employee in an executive capacity as Chief Executive Officer and Director.

C. The Employee has agreed to be employed by Gryphon as its Chief Executive Officer and Director on the terms and conditions herein set forth.

THEREFORE, in consideration of the proposed remuneration, the premises, terms, covenants and conditions contained in this Agreement, and other valuable consideration by each party to each of the other parties, the receipt and sufficiency of which each of the parties acknowledge, the parties agree as follows:

1. DEFINITIONS

1.1 "**Affiliate**" or "**Affiliates**" means a person, firm or corporation controlling, controlled by or under common control with Gryphon.

1.2 "**Agreement**", "herein", "hereof", "hereto", "hereunder", and similar words, refer to this entire instrument and the agreement evidenced thereby, and not only to a particular clause or provision of it.

1.3 "**Board**" means the Board of Directors of Gryphon.

1.4 "**Business**" means the business enterprise of Gryphon in conducting mineral exploration in the State of Nevada.

1.5 **"Commencement Date"** means the 21 day of July, 2008. (Announcement date)

1.6 **"Confidential Information"** means any information confidential to Gryphon including:

(a) any Trade Secrets, business and marketing plans and projections, arrangements and agreements with third parties, financial or budgetary information, any operations, methods, technology, research, explorations, developments and strategies, in whatever form the information, data, analysis, or technique is recorded;

(b) any information provided by suppliers or business partners of Gryphon which is the subject of confidentiality obligations on the part of Gryphon; or

(c) any information which ought to be treated as confidential by reason of its commercial value or the competitive advantage it confers on Gryphon.

Notwithstanding the foregoing, the term "Confidential Information" does not include information which: (i) is, at the time of disclosure, a part of the public domain through no act or omission by the Employee, or (ii) is hereafter lawfully disclosed to the Employee by a third party who or which did not acquire the information under an obligation of confidentiality to or through Gryphon.

1.7 **"Duties"** means those duties set out in Schedule "A" hereto.

1.8 **"Non-Salary Compensation"** means all forms of compensation provided by Gryphon to the Employee other than Base Salary, including, without limitation, relocation costs, Planning Benefits, and any other form of incentive that may be established in the future, such as stock awards and stock options, but does not include insured benefits, car allowance or retirement plan contributions.

1.9 **"Termination Date"** means the date of the later of the last active day of employment by the Employee and the day on which the Employee receives written notice of termination.

1.10 **"Trade Secret"** means any information that:

(a) is or may be used in the Business;

(b) is not generally known in that trade or business in which Gryphon conducts the Business;

(c) has economic value because it is not generally known; and

(d) is the subject of efforts that are reasonable under the circumstances to prevent it from becoming generally known.

2. EMPLOYMENT

2.1 Gryphon will employ the Employee on the terms and conditions herein contained, such employment to commence on the Commencement Date, and will continue until terminated in accordance

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with the provisions of this Agreement.

2.2 Throughout the employment term, the Employee shall be employed on a full-time basis and shall devote the time, attention and effort that is reasonably necessary to effectively carry out the Duties and to promote the Business; provided, however, the Employee may (i) serve on the board of directors (or similar governing body) of a company provided that the entity is not, in the good faith judgment of the Board, competitive with the Business or to serve as a consultant to such other company or entity; (ii) participate in civic, charitable or educational activities, and on behalf of civic, charitable or educational organizations; or (iii) maintain, monitor and pursue personal and family investments, provided that such investments do not involve business activities or investments that, in the good faith judgment of the Board, are competitive with the Business.

3. RESPONSIBILITIES

3.1 The Employee acknowledges and agrees that it is fundamental to the Employee's employment that he perform the Duties in an ethical and professional manner, and that at all times the Employee exercise all due skill, care and diligence as is reasonable.

3.2 The parties agree that the Employee's general responsibilities will be to carry out the Duties together with such other duties as may be assigned from time to time by the Board. The Employee's performance will be measured in part by the Employee's success in carrying out the Duties. Gryphon reserves the right, after consultation with the Employee, to make reasonable changes to the Duties to accommodate its business needs.

3.3 Throughout the Employee's employment, the Employee will use all of his skills, training, experience, and ability in performing the Duties and will carry out the Duties with loyalty and the utmost good faith toward Gryphon. The Employee acknowledges and agrees that it is fundamental to his employment with Gryphon that the Employee avoid a conflict between his duties to Gryphon and his personal interests.

3.4 The Employee will be based from Gryphon's offices in Hawthorne, Nevada, but agrees to undertake such travel as is reasonably necessary for the performance of the Duties, which will include attending at Gryphon's other places of business, at the times and on the days that the performance of the Duties makes necessary.

4. REMUNERATION

4.1 Gryphon agrees to pay to the Employee a salary of $US186,000.00 per annum, payable monthly, less all statutory deductions, to be reviewed annually by the Board (the "**Base Salary**").

a. An additional amount of $1,500 per month will be paid to the Employee instead of adding the Employee to the company Medical Plan.

4.2 The Employee shall have the opportunity to the following bonuses from Gryphon based on the achievement of the following:

a. A bonus of $US75,000 if the Borealis Oxide mine is in production producing gold 12 months after financing is complete for the project. The determination of whether the

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Employee has met the Objectives will be in the sole discretion of the Board of Directors of Gryphon.

b. After 12 months of the Borealis mine operating a bonus based on the mine meeting or exceeding the projected costs and operating goals will be eligible of up to $US150, 000 that will be determined by the Board of Directors and Compensation committee.

4.4 Gryphon will provide medical, dental and group benefits covering the Employee, his spouse and his dependents that are no less favourable to the Employee than those offered to other senior executives of Gryphon.

4.5 The Employee will be reimbursed for any authorized employment-related travel and other expenses incurred during the course of performing the Employee's Duties.

4.6 The Employee will be entitled to 4 weeks' annual vacation, to be taken at times to be approved by the Board (which approval shall not be unreasonably withheld).

4.7 The Employee's entitlement to receive any Non-Salary Compensation after giving or receiving notice of termination of the Employee's employment, pursuant to section 5 herein, shall be at the sole discretion of Gryphon, except for any such compensation that has been fully earned, but not paid, as of the date of such notice or as otherwise provided herein.

4.8 The Employee shall be entitled to participate in the Stock Option Plan and shall be eligible for grants at the discretion of the Board.

4.9 180 days after the Commencement Date, the Compensation Committee of the Board will undertake a review of your performance and compensation package.

5. TERMINATION OF EMPLOYMENT

5.1 The Employee's employment hereunder shall be terminated upon the occurrence of any of the following:

a. death of the Employee;

b. by the Employee, at any time for any reason whatsoever (including, without limitation, resignation or retirement) providing 90 days advance prior written notice;

c. Gryphon at any time for Cause (as defined below), such termination to take effect immediately upon written notice from Gryphon to the Employee; and

d. Gryphon at any time without Cause.

5.2 In the event that the Employee's employment is terminated pursuant to section 5.1(a), (b) or (c), then Gryphon shall pay to the Employee his Base Salary and accrued vacation pay, calculated through to the date of termination.

5.3 In the event that the Employee's employment is terminated by Gryphon pursuant to clause 5.1(d), then Gryphon:

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a. shall pay to the Employee his Base Salary and accrued vacation pay calculated through the date of termination;

b. shall pay to the Employee as payment in lieu of reasonable notice, the amount of Base Salary as at that date, less statutory deductions, paid in monthly intervals in accordance with Gryphon's payroll practices, for a 6 month period commencing on the date of termination (the "Severance Period"); and

c. shall continue, during the Severance Period, to treat the Employee as an Employee officer of Gryphon under all of the benefit programs of Gryphon in accordance with the terms of Section 4.4 of this Agreement to the extent permitted under such benefit programs, plans or arrangements.

5.4 Amounts payable pursuant to section 5.3 herein are in lieu of any reasonable notice, statutory notice or termination pay, or severance pay that would otherwise be payable to the Employee upon termination of her employment with Gryphon. The Employee waives any right that he may have to claim further payment, compensation or damages from Gryphon.

5.5 Notwithstanding any other provision in this Agreement, if after 365 days after the Commencement Date the Employee's employment is terminated by Gryphon without cause, in addition to any other payments provided for under section 5.3(b) of this Agreement, the Employee shall receive an additional amount equal to 6 months Base Salary, less statutory deductions as at that date.

5.6 If a Change of Control (as defined herein) occurs at any time after the effective date of this agreement, then the Employee shall become fully vested in all awards heretofore or hereafter granted to the Employee under all Employee Option Plans and Executive Compensation Programs, regardless of any provision in such plans or agreements that do not provide for full vesting.

For the purposes of this Agreement, "Change of Control" means the acquisition, directly or indirectly, by any person or group of persons acting jointly or in concert, as such terms are defined in the Securities Act, British Columbia, of common shares of Gryphon which, when added to all other common shares of Gryphon at the time held directly or indirectly by such person or persons acting jointly or in concert, constitutes for the first time in the aggregate 90% or more of the outstanding common shares of Gryphon and such shareholding exceeds the collective shareholding of the current directors of Gryphon, excluding any directors acting in concert with the acquiring party.

6. NON-DISCLOSURE

6.1 Both during the term of this Agreement and thereafter, without Gryphon's prior written consent, the Employee will not disclose Confidential Information, to any person other than the members of the Board, or other officers of Gryphon or as reasonably necessary in the course of the Employee's employment, and the Employee will not use any Confidential Information that the Employee may at any time acquire for the Employee's own purposes or for any purpose other than for and on behalf of Gryphon.

6.2 The Employee covenants and agrees that:

a. any Confidential Information which the Employee receives during the course of the

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Employee's employment is held by the Employee as trustee for Gryphon; and

b. if the Employee's employment with Gryphon is terminated, the Employee will promptly deliver to Gryphon any and all Confidential Information that is in the form of a document, material, electronic file or electronic data, or in any other physical medium, and which is in the Employee's possession and take reasonable steps to delete any Confidential Information on any computing device in the Employee's possession or control.

7. NON-SOLICITATION

7.1 The Employee acknowledges that the Employee has a fiduciary obligation to Gryphon and, without limiting the generality of that duty, the Employee agrees that the Employee will not during the Employee's employment with Gryphon or within 6 months thereafter (if the Employee's employment is terminated by Gryphon without Cause) or 12 months after the Employee's resignation or the date the Employee is notified that his employment with Gryphon is being terminated (if the Employee resigns from his employment or his employment is terminated by Gryphon for Cause) thereafter, directly or indirectly:

a. induce or attempt to induce any employee of Gryphon or its Affiliates to cease or reduce providing services to Gryphon or its Affiliates;

b. hire or cause to be hired any employee of Gryphon or its Affiliates by another employer; or

c. solicit, divert or attempt to solicit or divert any business or maturing business opportunity away from Gryphon or its Affiliates.

8. OWNERSHIP OF PROPERTY

8.1 The Employee agrees that during the Employee's employment with Gryphon and thereafter any and all equipment, devices or other property provided to him by Gryphon shall remain the property of Gryphon. The foregoing shall include all property (whether in electronic or hard copy form) including without limitation computers, peripherals, software, cellular phones and any other equipment.

8.2 Upon termination of this Agreement, the Employee shall promptly return to Gryphon any and all of the foregoing property and shall return to Gryphon any other property which has been leased or rented by Gryphon for use by the Employee.

8.3 The Employee agrees that upon termination of this Agreement, the Employee shall take all reasonable steps required by Gryphon to assist in the orderly transfer of the information, documentation and other property of Gryphon in the Employee's possession.

9. NON-COMPETITION

9.1 The Employee covenants and agrees with Gryphon that, except as described below, the Employee will not at any time during a period of 6 six months after the Employee's resignation or the

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date the Employee is notified that his employment with Gryphon is being terminated, either individually, in partnership, or jointly, or in conjunction with or on behalf of any person or persons, including without limitation, any individual, firm, association, syndicate, company, corporation or other business enterprise, as principal, agent, shareholder (other than holding less than five percent of the common shares of a publicly traded company), officer, employee, or in any other manner whatsoever, carry on or be engaged in or be concerned with or interested in or advise any enterprise that carries on or proposes to carry on a business competitive with Gryphon in the State of Nevada.

9.2 The Employee covenants and agrees with Gryphon that the Employee will not, at anytime during the Employee's employment with Gryphon, either individually, in partnership, or jointly, or in conjunction with any person or persons, including, without limitation, any individual, firm, association, syndicate, company, corporation or other business enterprise, as principal, agent, shareholder, officer, the Employee, or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advise any enterprise that carries on or proposes to carry on a business competitive with the Business in Canada.

10. MISCELLANEOUS

10.1 Each provision of sections 6 through 9 is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants. If any of the capacities, activities, periods or areas specified in sections 7.1 and 9.1 are considered by a court of competent jurisdiction to be unreasonable, the parties hereto agree that the said court will have authority to limit such capacities, activities, periods or areas to such capacities, activities, periods or areas as the court deems proper in the circumstances.

11.2 The parties to this Agreement recognize that a breach by the Employee of any of the Employee's covenants herein contained may result in damages to Gryphon and that Gryphon could not be adequately compensated for such damages by monetary award. Accordingly, the Employee agrees that in the event of any such breach, in addition to all other remedies available to Gryphon, Gryphon will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate, to ensure compliance with the provisions of this Agreement.

11.3 The parties agree that the restrictions contained in sections 6 through 9 of this Agreement are necessary and fundamental to the protection of Gryphon's business, and that the restrictions are reasonable and valid, and defence to the strict enforcement thereof by Gryphon is hereby waived by the Employee.

11.4 The provisions of sections 6 through 9 inclusive will survive the termination of the Employee's employment with Gryphon.

11.5 The rights that accrue to Gryphon under this Agreement will pass to its successors or assigns. Gryphon may assign this Agreement to any Affiliate, person, firm or corporation controlling, controlled by or under common control with Gryphon on written notice to the Employee without the Employee's consent. The rights of the Employee hereunder cannot be assigned other than the rights which inure to his estate and legal representative, hereunder in the event of the death of the Employee during the term of his Agreement.

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11.6 The Employee acknowledge and agrees that this Agreement has been executed in consideration of the mutual premises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged. The Employee waives any and all defenses relating to an alleged failure or lack of consideration in connection with this Agreement.

11.7 The Employee agrees that all restrictions contained in this Agreement are reasonable and valid and hereby waives any and all defenses to their strict enforcement by Gryphon.

11.8 No waiver or modification of this Agreement or any covenant, condition or restriction herein contained shall be valid unless executed in writing by the party to be charged therewith.

11.9 Unless otherwise stated, all dollar amounts in this Agreement shall be in Canadian currency.

11.10 This Agreement shall be governed and construed in accordance with the laws of the Province of British Columbia and shall in all respects be treated as a British Columbia contract.

12. INTERPRETATION

12.1 If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it will be deemed to not affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

12.2 This Agreement constitutes the entire agreement between the parties with respect to the employment of the Employee by Gryphon, and any and all previous agreements and representations (including any negligent representation), written or oral, express or implied, between the parties to it or on their behalf, relating to the Employee's employment by Gryphon are terminated and cancelled. Any modification to this Agreement must be in writing and signed by the parties to it or it shall have no effect and will be void.

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12.3 The Employee acknowledges and confirms that after being given ample opportunity to do so he has read, and to the best of the Employee's knowledge has fully understood, the provisions of this Agreement and has obtained any independent legal and accounting advice necessary for the Employee to have understood the provisions of this Agreement. The Employee further acknowledges that the Employee participated in the drafting of this Agreement and that the Employee was not required to accept its provisions without being given the opportunity to have any such input.

IN WITNESS WHEREOF each of the parties hereto have duly executed these presents as of the day and year first above written.

Gryphon

Per: Tony Ker [signature]

Per: Mike Longinotti [signature]

Signed, Sealed and Delivered by JOHN L. KEY in the presence of:

[signature]

Name Caren M. Idzinga

Address 5490 Longley Lane Reno 89511

Administrative Assistant

Occupation

[signature]

JOHN L. KEY

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SCHEDULE "A" – DUTIES

Chief Executive Officer – Job Description

The Chief Executive Officer shall be expected to apply his experience and expertise to direct the overall management of Gryphon. Employee shall report to the Company's Board of Directors. The Employee shall devote his full business efforts and time to the Company and its affiliates and subsidiaries. The Employee shall not render services to any other for profit corporation or entity without the knowledge of the Company. Nothing in this Agreement shall preclude the Contractor from engaging in appropriate professional, educational, civic, charitable or religious activities or from devoting a reasonable amount of time to private investments that do not interfere or conflict with his or her responsibilities to the Company.

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